CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information on Form N-1A for the following funds which are also incorporated by reference into this Registration Statement on Form N-14 of the Pioneer Ibbotson Asset Allocation Series:

Pioneer Ibbotson Aggressive Allocation Fund, which was filed with the Securities and Exchange Commission on November 26, 2013 in Post-Effective Amendment No. 18 (File Nos. 333-114788; 811-21569).

Pioneer Ibbotson Growth Allocation Fund, which was filed with the Securities and Exchange Commission on November 26, 2013 in Post-Effective Amendment No. 18 (File Nos. 333-114788; 811-21569).

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
October 10, 2014

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion and incorporation by reference in this Registration Statement on Form N-14 of our reports dated as indicated on the attached Schedule A relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the Funds constituting Pioneer Ibbotson Asset Allocation Series (the "Trust"), appearing in the Annual Reports on Form N-CSR for the Trust for the year ended as indicated on the attached Schedule A and in the Proxy Statement/Prospectus which is part of this Registration Statement.

/s/  Deloitte  &  Touche  LLP

Boston,  Massachusetts
October 10, 2014

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                                   SCHEDULE A
                                   ----------

REPORT DATED        FUND NAME                                      YEAR ENDED
------------        ---------                                      ----------

September 22, 2014  Pioneer Ibbotson Aggressive Allocation Fund    July 31, 2014
September 22, 2014  Pioneer Ibbotson Growth Allocation Fund        July 31, 2014